SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 8, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2008, Skins Inc. (the “Company”) entered into a separation agreement and release (“Separation Agreement”) with Mr. Pavan in connection with his resignation as Chief Operating Officer of the Company. Pursuant to the Separation Agreement, Mr. Pavan agreed that he was not entitled to any further payments or benefits, including any annual incentive/performance bonus, under his employment agreement with the Company. Mr. Pavan also agreed to release the Company from any and all claims and rights that Mr. Pavan may have against the Company, including, but not limited to, any claims arising out of or relating to the employment agreement, those claims of which Mr. Pavan is not aware, and all claims for attorney’s fees, costs, and interest. In exchange, the Company agreed to amend Mr. Pavan’s stock option agreement to permit the vesting of 250,000 options, permit participation of such options in the option repricing (as described above), and permit the options to be exercisable for one year from the date of the termination of Mr. Pavan’s employment. A copy of the Separation Agreement and the amendment to the stock option agreement is attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement dated April 8, 2008 by and between the Company and Antonio Pavan
10.2	Amendment to Stock Option Agreement dated April 8, 2008 by and between the Company and Antonio Pavan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Separation Agreement dated April 8, 2008 by and between the Company and Antonio Pavan
10.2	Amendment to Stock Option Agreement dated April 8, 2008 by and between the Company and Antonio Pavan